Exhibit 10.33
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of this 21st day of September, 2001 by and between PS Business Parks, Inc., a California corporation (the “Company”), and GSEP 2001 Realty Corporation, a Delaware corporation (“Holder”).
RECITALS
     A. In connection with the offering of 2,120,000 “9 1/4% Series E Cumulative Redeemable Preferred Units” (the “Series E Preferred Units”), Holder will contribute to PS Business Parks, L.P. (the “Operating Partnership”) cash in return for which the Operating Partnership will issue the Series E Preferred Units to the Holder on terms and conditions set forth in the Contribution Agreement, dated as of September 21, 2001 (the “Contribution Agreement”), by and among the Company, the Operating Partnership, the Holder and Goldman Sachs 2001 Exchange Fund, L.P. All capitalized terms used but not defined herein have the meanings given them in the Contribution Agreement.
     B. Each of the parties hereto agree that the rights, benefits and obligations under this Agreement shall be fully assignable to any Person to whom the Holder transfers its Series E Preferred Units pursuant to the terms and conditions of the Partnership Agreement;
     C. Pursuant to the Partnership Agreement, the Series E Preferred Units owned by the Holder will be redeemable for cash or exchangeable for shares of the Company’s 9 1/4% Series E Cumulative Redeemable Preferred Stock (the “Preferred Stock”) upon the terms and subject to the conditions contained therein; and
     D. To induce the Holder and the Contributor to enter into the Contribution Agreement, the Company has agreed to provide the registration rights set forth herein to the Holder, and any subsequent holder or holders of the Series E Preferred Units, with respect to the Holder’s Preferred Stock and any securities of the Company that may be issued or distributed with respect to, in exchange or substitution for, or upon conversion of such Holder’s Preferred Stock, or on account of such Holder’s Preferred Stock as a result of any stock dividend, stock split, reverse split or other distribution, merger, combination, consolidation, recapitalization or reclassification or otherwise (collectively, “Registrable Securities”).

AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Underwritten Offerings.
          1.1 Demand by Holder.
               (a) At the request of Holder, the Company shall prepare and file a “shelf registration statement (the “Registration Statement”) with respect to the Registrable Securities covering the resale thereof by the Holder on an appropriate form for an offering to be made on a continuous or delayed basis pursuant to Rule 415 within 60 days after receipt of such request (provided that the Registrable Securities subject to such request have been issued by the Company on or before the date of such request) and shall use its best efforts to cause such Registration Statement to be declared effective within 120 days after the date of such request. The Company shall use its best efforts to keep the Registration Statement continuously effective until the earliest of (A) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 of the Securities Act, (B) the date on which all of the Registrable Securities may be sold without volume restrictions in accordance with Rule 144 of the Securities Act and (C) 24 months following the effective date of the Registration Statement. The Company’s registration obligations under this Section 1.1 shall include, in addition to those set forth elsewhere in this Agreement, an obligation to effect (A) appropriate qualification under applicable blue sky or other state securities laws in those jurisdictions selected by the managing underwriter or underwriters designated pursuant to Section 1.2 or, if no such managing underwriter or underwriters is designated, in those jurisdictions reasonably selected by Holder, (B) appropriate compliance with applicable federal and state laws, requirements and regulations, and (C) such steps as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.
               (b) At the request of Holder, Company shall effect an underwritten offering to cover such amount of Registrable Securities as Holder elects; provided, however, Holder shall not sell in such underwritten offering at any one time less than an amount of Registrable Securities representing in the aggregate the Registrable Securities issuable upon the exchange of 25% of the originally issued Series E Preferred Units (the “Minimum Share Amount”), except in the event the balance of unsold Registrable Securities is less than the Minimum Share Amount, in which case, Holder shall be permitted to sell the entire remaining balance of the Registrable Securities in the underwritten offering; provided further, however, the number of times which the Company must effect such underwritten offerings is limited to 3 times.
               (c) In the event that all of the Series E Preferred Units have not been exchanged as of the date of expiration of the Registration Statement filed pursuant to Section 1.1(a), the Company shall prepare and file another Registration Statement (covering the remaining Registrable Securities) subject to the same terms and conditions delineated in Section 1.1(a).
               (d) Notwithstanding anything to the contrary contained in this Agreement, the Holder shall not have the right to request registration or inclusion in any registration pursuant to Section 1.1 of this Agreement for the period during which all shares of Registrable Securities then held or entitled to be held upon exchange of Series E Preferred Units by such Holder may immediately be sold under Rule 144 of the Securities Act without regard to any volume limitation.
          1.2 Selection of Underwriters by Holder.
               (a) In the case of an underwritten offering requested by Holder pursuant to Section 1.1, Holder shall have the right to approve the investment banker(s), and/or manager(s), selected by the Company to administer the offering, which shall be a nationally recognized investment bank with experience in underwriting securities of companies in the Company’s field. The approval by Holder of the Company’s selection shall not unreasonably be withheld or delayed.
               (b) Such Holder(s) shall have the right to negotiate with the underwriters and to determine the financial terms of the underwriting relating to the gross price and net price at which the included Registrable Securities are to be sold. The Company shall (together with the Holders) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as set forth above; provided that (i) if, in the opinion of an outside nationally recognized independent counsel, Holder is deemed to be an underwriter, as such term in defined in the Securities Act for purposes of a distribution effected pursuant to Section 1.1 of this Agreement, all of the representations and warranties by the Company that are customarily made to and for the underwriters shall also be made to and for the benefit of Holder, (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than the representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter or underwriters.
               (c) At its expense, the Company will enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten, in whole or in part.
               (d) At its expense, the Company will use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement becomes effective, (i) a signed opinion, dated as of such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is completed from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus related to the Registration Statement (the “Prospectus”), or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the most recently ended calendar quarter prior to the date of such letters) with respect to the registration in respect of which letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction.
          1.3 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to Holder by the Company under Section 1.1 hereof may be assigned, in whole or in part, by a Holder to a transferee of such Holder’s Series E Preferred Units in accordance with the provisions of the Partnership Agreement or to a transferee of Registrable Securities held by such Holder. Any such assignment shall be conditioned upon the transferee’s agreeing to be bound by the provisions of this Agreement. Any such transferee shall be deemed to be a “Holder” under this Agreement and shall be entitled to all of the rights afforded to a Holder herein, and shall assume all obligations for which a Holder is responsible herein.
     2. Certain Registration Procedures. The following additional registration procedures shall apply with respect to the Registration Statement or Prospectus required to be filed pursuant to Section 1 above:

     At its expense, the Company will use its best effort to keep such registration, and any qualification under state securities laws which the Company determines to obtain, effective through the time provided in Section 1.1(a) above.
          2.1 Suspension of Offering.
               (a) The Company shall be entitled, from time to time, to require the Holder not to sell under the Registration Statement if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or circumstances have arisen, which negotiation, consummation or circumstances would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not prohibit sales for more than 120 days during any twelve (12) month period; provided further, however, that the Company’s obligation under Section 1.1(a) or 1.1(c) to keep the Registration Statement continuously effective for the 24-month period set forth in the second sentence of Section 1.1(a) shall be extended by an equivalent amount of time.
               (b) Subject to the limitations as to frequency and duration set forth in Section 2.1(a), upon receipt of any notice from the Company of the happening of any event which is of a type specified in Section 2.1(a), Holder agrees that it will immediately discontinue offers and sales of securities under the Registration Statement until Holder receives copies of a supplemented or amended Registration Statement which addresses the disclosure issues referred to above, after which the Holder shall be free to resume offering and selling activities. The Company agrees to promptly prepare any such supplemented or amended Registration Statement and to use best efforts to cause such supplemented or amended Registration Statement to be declared effective by the Commission as soon as practicable. If so directed by the Company, Holder will deliver to the Company all copies of any Prospectus in its possession at the time of receipt of such notice.
          2.2 Obligations of the Company with Respect to Registration Statements. In connection with the Registration Statement and the Registrable Securities to be sold thereunder (the “Covered Securities”), the Company agrees to:
               (a) furnish to Holder such number of copies of the Registration Statement, each amendment, post-effective amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in the Registration Statement (including each preliminary Prospectus) in compliance with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Covered Securities owned by Holder; the Company consents to the use of the Prospectus for the Registration Statement, including each preliminary Prospectus, by Holder in connection with the offering and sale of Covered Securities;
               (b) use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, such Covered Securities under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests, keep each such registration or qualification or exemption effective during the period the Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Covered Securities, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this subparagraph, or (iii) consent to general service of process in any such jurisdiction where it would not otherwise be subject to service of process but for this subparagraph (except as may be required by the Securities Act);
               (c) cause all such Covered Securities to be listed and qualified for trading on each securities exchange, or qualified for quotation on each automatic quotation system, on which similar securities issued by the Company are then listed and qualified for trading or quotation;

               (d) provide a transfer agent and registrar for all such Covered Securities not later than the effective date of the Registration Statement applicable thereto, and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the sellers to facilitate the timely preparation and delivery of certificates representing Covered Securities to be sold and not bearing any Securities Act legends;
               (e) otherwise use its best efforts to comply with the Securities Act and all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 1 l(a) of the Securities Act and Rule 158 thereunder;
               (f) promptly notify Holder in writing (i) of the effectiveness of the Registration Statement and of any amendments or supplements to the Registration Statement, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or of any order suspending or preventing the use of any related Prospectus or the initiation of any proceedings for that purpose, or (iii) if the Company receives any notification with respect to the suspension of the qualification of any Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceedings for that purpose; in the event the Company shall give notice as to the occurrence of any event described in this Section 2.2(f)(ii) and 2.2(f)(iii), the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the date the Company delivers notice that disposition may be made;
               (g) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, the Company will use its best efforts to promptly obtain the withdrawal of such order;
               (h) use commercially reasonable efforts to cause the Covered Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers, as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Covered Securities;
               (i) promptly notify Holder, at any time when a Prospectus relating to Covered Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading when such Prospectus was delivered; the Company will, as soon as practicable, prepare and furnish to Holder a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Covered Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in the event the Company shall give notice as to the occurrence of any event described in this Section 2.2(1) the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the date the Company delivers notice that disposition may be made;
               (j) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by the Registration Statement;
               (k) to the extent permitted by the professional standards governing the accounting profession at the time, obtain cold comfort letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the

Company or of any business acquired by the Company for which financial statements and financial data are, or are requested to be, included in the Registration Statement) who have certified the Company’s financial statements included or incorporated by reference in the Registration Statement addressed to the Holder in customary form and covering such matters of the type customarily covered by cold comfort letters;
               (l) make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with the Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such Records have been generally made available to the public. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company, if legally permitted to do so, and allow the Company, at its sole expense, to undertake appropriate action to prevent disclosure of the Records that are deemed confidential, provided the same shall not subject Holder to civil or criminal liability or penalty; and
               (m) use its best efforts to obtain CUSIP numbers for the Preferred Stock not later than the effective date of the Registration Statement.
          2.3 Obligations of Holder with Respect to Registration Statement. Holder agrees to provide promptly following any written request therefor, any information reasonably requested by the Company in connection with the preparation of and for inclusion in the Registration Statement (including, without limitation, if applicable, information regarding the proposed distribution by Holder of the Covered Securities).
          2.4 Review of Registration Statements. No Registration Statement, Prospectus or related materials, and no supplement or amendment to any Registration Statement, Prospectus or related materials shall be filed unless and until all of the following conditions have been satisfied; provided, however, that, by implementing the following conditions, Holder shall not be deemed to have made any representation or warranty of any kind or nature whatsoever with respect to any matter set forth, contained or addressed in the Registration Statement, Prospectus or related materials, including but not limited to the accuracy, adequacy or completeness thereof:
               (a) A complete and accurate copy of the Registration Statement, Prospectus and all related material, and of each proposed supplement or amendment to the Registration Statement, Prospectus or related materials (all individually and collectively referred to herein as “Filing Material”) shall be provided to each person or entity designated herein to receive the original or copies of notices directed to Holder (each a “Notice Party”) sufficiently in advance of that proposed Filing Material being filed with the Commission or any other federal or state agency having jurisdiction over securities offerings (a “Filing”) so as to allow the Notice Parties a reasonable opportunity to review and comment on such proposed Filing Material prior to Filing.
               (b) Promptly upon receipt of any comments or requested revisions or amendments to any Filing Material from the Commission or any other federal or state agency (collectively “Agency Comments”), the Company shall provide a complete and accurate copy of the Agency Comments to each Notice Party.
               (c) Promptly upon making any addition, deletion or revision to any Filing Material not previously provided to all Notice Parties, including but not limited to any addition, deletion or revision in response to Agency Comments, the Company shall provide each Notice Party with a complete and accurate copy of the revised Filing Material, with the changes highlighted therein, sufficiently In advance of Filing any such addition, deletion or revision so as to allow the Notice Parties a reasonable opportunity to review and comment thereon prior to Filing.
               (d) Prior to each Filing the Company shall certify to Holder in writing that the Company, both through the devotion of the necessary time and attention of capable Company personnel and Company resources, and through the engagement of and collaboration with qualified legal, accounting, underwriting, appraisal, environmental and other experts, exercised good faith and due care in the preparation of the Filing Materials, both as to form and content.
     3. Term of Agreement. The Company shall be relieved of its duties under Sections 1 and 2 on the date contemplated in the second sentence of Section 1.1(a) hereof, as such date may be extended pursuant to the terms hereof.
     4. Indemnification; Contribution.
          4.1 Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Holder (and each nominee or assignee of the Holder permitted pursuant to Section 6.5), any underwriter of Registrable Securities under the Registration Statement, each of their respective officers, directors, employees and agents, and each Person, if any, who controls the Holder or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as follows:
               (a) against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which securities held by Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (collectively a “Material Misstatement”);
               (b) against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel) to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any Material Misstatements or alleged Material Misstatement, if such settlement is effected with the written consent of the Company; and
               (c) against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or of any claim whatsoever arising out of or based upon any Material Misstatement or alleged Material Misstatement, to the extent that any such loss, liability, claim, damage or expense is not paid under subparagraph (a) or (b) above;
provided, however, that the indemnity provided pursuant to this Section 4.1 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).
          4.2 Indemnification by Holder. Holder agrees to indemnify, defend and hold harmless the Company, severally and not jointly, and each of its directors, officers, employees and agents, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity contained in Section 4.1 hereof (except that any settlement described in Section 4.1(b) shall be effected with the written consent of Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, or a material fact made in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use in any Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) pursuant to which securities held by Holder (or permitted assignees) were registered under the Securities Act. In no event shall the liability of Holder hereunder (or other indemnifying party under this Section 4.2) be greater in amount that the gross dollar amount of the proceeds received by Holder upon the sale of the Registerable Shares giving rise to such indemnification obligation.
          4.3 Conduct of Indemnification Proceedings. The indemnified party under any indemnity contained in this Agreement shall give reasonably prompt notice to the indemnifying party of any action or proceedings commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (a) shall not relieve it from any liability which it may have under the indemnity agreements provided in this Agreement, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (b) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligations provided under this Agreement. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of such action or proceeding, after having received the notice referred to in the first sentence of this Section 5.3, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the second proviso in the second sentence of this Section 4.3.
          4.4 Contribution.
               (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in this Agreement are for any reason held to be unenforceable by the indemnified party in accordance with its terms, the Company and Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and Holder, (a) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Company on the one hand and Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.
               (b) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph (a) above. Notwithstanding the provisions of this Section 4.4, Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
               (c) Notwithstanding subparagraphs (a) and (b) above, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each Person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
          4.5 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, the Company agrees to:
               (a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 of the Securities Act; and
               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (c) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request a written statement by the Company that it has complied with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission permitting Holder to sell any such securities without registration; and
               (d) take all such further actions as any Holder may reasonably request to satisfy the requirements imposed by Rule 144, or any successor rule, on the Company from time to time to enable resales under said Rule 144 or successor rule.
     5. Holdback Agreements.
          5.1 Holder Holdback Agreement. Upon receipt of 17-day prior written notice, Holder shall not effect any sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for Registrable Securities, including a sale pursuant to Rule 144 of the Securities Act (or any similar provision then in force) under the Securities Act, if and to the extent required by the managing underwriter of an underwritten offering being undertaken by the Company; provided, however, that such restriction on sales or distributions shall not apply (a) for a period exceeding the fourteen (14) days prior to, and the ninety (90) day period beginning on, the effective date of the Registration Statement filed in connection with such underwritten offering; (b) to any sale as a part of or in conjunction with such underwritten offering; or (c) unless all officers, directors and other Persons with registration rights with respect to securities of the Company enter into or are restricted by similar holdback agreements; and, provided, further, however, that such restrictions shall not apply more than once in any twelve month period; and provided, further however that the Company’s obligation under Section 1.1(a) or 1.1(c) to keep the Registration Statement continuously effective for the 24-month period set forth in the second sentence of Section 1.1(a) shall be extended by an equivalent amount of time.
          5.2 Company Holdback Agreement. Company shall not effect any sale or distribution of (other than in connection with Company employee, Company consultant or Company director stock options), or assist in an underwritten offering by any other Person of, any securities of the Company or securities convertible into or exchangeable or exercisable for securities of the Company, if and to the extent required by the managing underwriter of the underwritten offering contemplated herein; provided, however, that such restriction on public sales or distributions shall not apply for a period exceeding the fourteen (14) days prior to, and the one hundred eighty (180) day period beginning on, the effective date of the Registration Statement filed in connection with such underwritten offering.
     6. Miscellaneous.
          6.1 Expenses of Registration. All reasonable expenses (the “Registration Expenses”) incurred in connection with any registration, qualification or compliance obligations set forth in Sections 1 and 2 hereof, including, without limitation, (i) all stock exchange. Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus (and any supplement or amendment thereto), (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company, and (iv) legal fees and disbursements for one counsel for the Holders shall be borne by the Company. Notwithstanding anything to the contrary herein, Holder shall select 3 law firms, the names of which Holder shall provide to Company, Company, together with Holder, shall consult with the Holder’s choices of law firms and Company shall select the law firm to be used by Holder as counsel for the Holders. Holder shall be responsible for the payment of any underwriters’ discounts and/or commissions.
          6.2 Authorization; No Conflicts. Each party to this Agreement represents and warrants to the other parties to this Agreement that the execution and delivery of this Agreement by such party and the performance by such party of its covenants and agreements under this Agreement have been, or at the time of such performance will have been, duly authorized by all necessary corporate action on the part of such party, and all required consents to the transactions contemplated hereby have been obtained by such party, or at the time of such performance will have been received by such party. The execution, delivery and performance by such party of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by such party of the transactions contemplated hereby, do not and will not: (a) conflict with, or violate any provisions of, the Articles of Incorporation, Bylaws or other governing documents of such party; (b) conflict with, or violate any provision of, any statute, law, ordinance, regulation, rule, order, writ or injunction having applicability to such party or any of its assets; (c) result in a breach or acceleration of the maturity of any loan or credit agreement to which such party is a party or by which any of its assets may be affected; or (d) conflict with, result in any breach of, or constitute a default under any agreement to which such party is a party or by which it or any of its assets are bound.
          6.3 Integration; Amendment. This Agreement, together with its exhibits and the other agreements referred to herein, constitutes the entire agreement among the parties hereto with respect to the matters relating to registration rights set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters relating to registration rights set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. The parties hereto agree to amend this Agreement as necessary to provide the parties with substantially similar (and in no event no less favorable) rights in the event of the enactment by the SEC of changes to the rules and regulations promulgated under the Securities Act and the Exchange Act to the extent such change modifies the current existing registration scheme; provided that such amendment does not impose upon the Company any burdens, duties or liabilities that are materially more substantial than those contemplated under this Agreement.
          6.4 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.
          6.5 Assignment; Successors and Assigns. Holder may elect to have a nominee take title to any or all of the Registrable Securities, in which event the benefits of this Agreement shall run directly to such nominee. This Agreement shall be binding upon and inure to the benefit of the Company and its successors by merger. Except as provided in this Section and as provided in Section 1.3, no party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise.
          6.6 Burden and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to Section 6.5 above, assigns.
          6.7 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return recipe requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier’s confirmation report. Notice shall be sent and deemed given (a) if personally delivered or via nationally recognized overnight courier, then one business day following receipt by the receiving party, or (b) if mailed, then three (3) business days after being postmarked, or (c) if sent via telephonic facsimile transmission, then one business day following the date of confirmed receipt set forth in the telecopier’s transmission confirmation report.
          Any part listed below may change its address hereunder by notice to the other party listed below. Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

If to Holder:	GSEP 2001 Realty Corp.
c/o Goldman Sachs 2001 Exchange Place Fund, L.P.
85 Broad Street
New York, New York 10004
Attention: Eric Lane
Fax: (212)357-9429

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004
Attention: Lawrence N. Barshay
Fax: (212)859-4000

If to Company:	c/o PS Business Parks, Inc.
701 Western Avenue
Glendale, California 91201
Attention: Jack Corrigan
Fax:(818)242-0566

with a copy to:	Hale and Dorr LLP
1455 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
Attention: Steven S. Snider, Esq.
Fax: (202) 942-8484

or such other address or telephone number as any party may from time to time specify in writing to the others; provided, however, that the foregoing addresses and numbers shall remain in effect unless and until notice of and change is deemed to have been given in the manner required by this Section.
          6.8 Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (a) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement; and (b) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement. Each party waives the requirement of the posting of any bond or security in connection with any proceedings or any injunction issued in connection with this Section.
          6.9 Governing Law. Notwithstanding that California law, with respect to choice of law, or the Constitution, laws or treaties of the United States of America, may dictate that this Agreement should be governed by or construed in accordance with the laws of another jurisdiction, this Agreement, and all documents and instruments executed and delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of California.
          6.10 Enforcement. If any party hereto institutes any action or proceeding to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its actual attorneys’ fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such attorneys’ fees, fees, costs and expenses shall include post judgment attorneys’ fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.
          6.11 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
          6.12 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.
          6.13 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.
          6.14 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.
          6.15 Time of the Essence. Time is of the essence in the performance of this Agreement.
          6.16 [Intentionally Left Blank]

          6.17 Further Assurances. Each party agrees to cooperate fully with the other parties and to prepare, execute, and deliver such further instruments of conveyance, contribution, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.
          6.18 Legal Representation and Construction. Each party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
          6.19 Piggyback on Shelf Registrations. As of the date hereof, neither the Company nor any securityholder of the Company (other than the Holder) has any right to include any securities of the Company in any registration effected pursuant to Sections 1.1(a) or 1.1(c) hereunder. In the event that a registration pursuant to Sections 1.1(a) or 1.1(c) involves an underwritten offering and the managing underwriter advises the Company and the Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Holders creates a substantial risk that the price per share that such Holders will derive from such registration will be materially and adversely affected or that the offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Registrable Securities as the Company and such Holders are so advised can be sold in such offering without such an effect (the “Demand Maximum Number”), as follows and in the following order of priority: (i) first, the Registrable Securities of GSEP 2001 Realty Corp., and (ii) second, if and to the extent that the number of Registrable Securities to be registered under clause (i) is less than the Demand Maximum Number, the other securities sought to be registered by any other Holders (other than GSEP 2001 Realty Corp., pro rata in proportion to the number sought to be registered by each such Holder (other than GSEP 2001 Realty Corp.) relative to the number sought to be registered by all the Holders (other than GSEP 2001 Realty Corp.); provided, however, that the Company shall be permitted to grant to any securityholder of the Company “piggyback” registration rights with respect to any registration other than the registrations effected pursuant to Sections 1.1(a) and 1.1(c).

     IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

COMPANY:

PS BUSINESS PARKS, INC.,
a California corporation

By:	/s/ David Goldberg

David Goldberg, Vice President

(Print Name and Title)

     IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

COMPANY:

PS BUSINESS PARKS, INC.,
a California corporation

By:

(Print Name and Title)

HOLDER:

GSEP 2001 REALTY CORP., a Delaware corporation

By:	/s/ Eric Lane

Eric Lane, CEO & President

(Print Name and Title)